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                                                                       EXHIBIT 5




                                 June 12, 2001


divine, inc.
1301 North Elston Avenue
Chicago, Illinois 60622



                  divine, inc. 2001 Stock Incentive Plan and
              divine, inc. 1999 Stock Incentive Plan, as amended
                      Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as counsel to divine, inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, and filing of the registration statement on Form S-8 of the Company (the "Registration Statement"), which covers 29,677,777 shares of class A common stock, par value $.001 per share, of the Company (the "Shares"), to be offered from time to time under the Company's 2001 Stock Incentive Plan, and the Company's 1999 Stock Incentive Plan, as amended as of May 22, 2001 (collectively, the "Plans"). We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plans and such other documents, corporate and other records, certificates, and other papers as we deemed it necessary to examine for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized and legally existing under the laws of the State of Delaware.

     2.   The Company has taken all action necessary to authorize (i) the Plans,
          (ii) the offer for sale of the Shares pursuant to the Plans, and (iii) the issuance of the Shares in accordance with the Plans.

     3. The Shares, when issued and paid for in accordance with the Plans and upon the exercise of options granted pursuant to the Plans, will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of Class A Common Stock, par value $.001 per share, of the Company.
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divine, inc.
June 12, 2001
Page 2


     We hereby consent to the filing of this Opinion Letter as an exhibit to the Registration Statement for the registration of the Shares under the Securities Act of 1933, as amended. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                /s/ Bell, Boyd & Lloyd LLC